EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258289 and 333-212194 on Form S-8 of our report dated February 24, 2023, relating to the consolidated financial statements of Matson, Inc. and subsidiaries and the effectiveness of Matson, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Honolulu, Hawaii
February 24, 2023